UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2020

Veritas Farms, Inc.
(Exact name of registrant as specified in charter)

Nevada	333-191251	90-1254190
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1512 E. Broward Blvd., Suite 300, Fort Lauderdale, FL	33301
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 288-6603

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

As used in this Current Report on Form 8-K, and unless otherwise indicated, the terms “the Company,” “Veritas Farms,” “we,” “us” and “our” refer to Veritas Farms, Inc. and its subsidiary.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Director

On October 1, 2020, Veritas Farms, Inc. issued a press release announcing that Thomas E. Vickers had joined the Company’s board of directors as of that date. The following is a description of the background and business experience of Mr. Vickers.

Thomas E. Vickers, 56, is a highly accomplished corporate finance and operational executive with 35 years of business experience. Mr. Vickers currently serves as the President and Founder of Stack Financial, Inc, which provides family office, CFO on demand, finance and accounting services pursuant to various long-term and short-term contracts. Mr. Vickers served as Chief Financial Officer of OmniComm Systems, Inc, a publicly-held healthcare technology company from October 2012 until its sale to Anju Software, Inc. in October 2019 and as its Vice President of Finance from October 2011 to October 2012. Prior to joining OmniComm Systems, Inc. Mr. Vickers was with Ocwen Financial Corporation, a publicly traded diversified financial services holding company, where he served in positions of increasing responsibility, most recently as Director, Servicing Operations. Previously Mr. Vickers was Vice President, Operations for S&J and Vice President, Financial Operations for Precision Response Corporation. Mr. Vickers has undergraduate degrees in Finance and Accounting and a Master of Taxation from Florida Atlantic University, an MBA from the University of Miami and is a Chartered Financial Analyst® charterholder. We believe that given his extensive financial and accounting experience with publicly-held companies, Mr. Vickers will be a valuable addition to the Veritas Farms board of directors.

As is the case with our other non-employee directors, we will compensate Mr. Vickers with an annual grant of stock options under our 2017 Incentive Stock Plan, in an amount and on terms to be determined by the board of directors. The initial grant to Mr. Vickers is for an option to purchase 50,000 shares at an exercise price of $0.27 per share. The options vests in four (4) quarterly installments commencing ninety (90) days from the date of grant and is contingent upon his continued service on the board. As is the case with our other nonemployee directors, we have also agreed to reimburse Mr. Vickers for out-of-pocket expenses incurred in connection with attending board and committee meetings and have entered into an indemnification agreement with him.

A copy of the press release announcing Mr. Vickers appointment to our board of directors is attached hereto as Exhibit 99.1.

Director Independence

The Company’s board of directors has determined that Mr. Vickers is “independent” within the meaning of the applicable rules and regulations of the Securities and Exchange Commission and the listing standards of the Nasdaq Stock Market and the NYSE American. Mr. Vickers will serve as a member of the board’s audit committee.

Item 9.01           Financial Statements and Exhibits

(d)	Exhibits

Exhibit No	Description

99.1	Press Release dated October 1, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 1, 2020	VERITAS FARMS, INC.

	By:	/s/ Alexander M. Salgado
Alexander M. Salgado, Chief Executive Officer